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                                                                    Exhibit 10.9


                            NONCOMPETITION AGREEMENT


         This Noncompetition Agreement ("Agreement") is entered into between IRI International Corporation ("IRI"), a Delaware corporation having offices at 1000 Louisiana, Suite 5900, Houston, Texas 77002, and Hushang Ansary, its Chairman and Chief Executive Officer ("Ansary"), to be effective as hereinafter provided.

                                    RECITAL:

         A. IRI is party to an Agreement of Merger of even date herewith among itself, Arrow Acquisition, Inc. and National-Oilwell, Inc. ("Oilwell") (the "Merger Agreement").

         For and in consideration of the mutual promises, covenants, and obligations contained herein, IRI and Ansary agree as follows:

1.       TERM OF THIS AGREEMENT.

         1.1. The term of this Agreement shall be for three (3) years from the Closing Date (as such term is defined in the Merger Agreement).

2.       NON-COMPETITION OBLIGATIONS.

         2.1. In consideration for the amounts to be paid to Ansary hereunder, IRI and Ansary agree to the non-competition provisions of this
Article 2. Ansary agrees that during the term of this Agreement, he will not, directly or indirectly for himself or for others, in any county within the State of Texas, and to the extent allowed by law, in any geographic area or market where IRI or any of its subsidiaries or affiliated companies are engaged in the Relevant Business as of Closing Date or have during the previous twelve months engaged in the Relevant Business:

         (i) engage in the business of the design, manufacture, sale, repair and distribution of products used in oil and gas drilling and production or any other business; in either case if engaged in by Oilwell immediately prior to the Closing Date (the "Relevant Business");

         (ii) render services to any other person, association, or entity who is engaged, directly or indirectly, in the Relevant Business; and

         (iii) induce any employee of IRI or any of its subsidiaries or affiliates to terminate his or her employment with IRI or any of its subsidiaries or affiliates, or initiate or assist in the hiring of any such employee by any person, association, or entity not affiliated with IRI or any of its subsidiaries or affiliates; provided, however, that
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                  this clause (iii) shall not apply to responses to general
                  advertising not directed toward employees of IRI or any of its subsidiaries or affiliates.

These non-competition obligations shall apply only to businesses having annual revenues in excess of $___ million competitive with any line of business conducted by Oilwell or any of its subsidiaries having annual revenues in excess of $___ million for the most recent fiscal year. If Oilwell or any of its subsidiaries or affiliates abandons a particular aspect of its business, that is, ceases such aspect of its business with the intention to permanently refrain from such aspect of its business, then this non-competition covenant shall not apply to such former aspect of that business.

         2.2. Ansary acknowledges that money damages would not be sufficient remedy for any breach of this Article 2 by him, and IRI or any of its subsidiaries or affiliates shall be entitled to enforce the provisions of this
Article 2 specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 2, but shall be in addition to all remedies available at law or in equity to IRI or any of its subsidiaries or affiliates, including, without limitation, the recovery of damages from Ansary.

         2.3. It is expressly understood and agreed that IRI and Ansary consider the restrictions contained in this Article 2 to be reasonable to protect the proprietary information of IRI and its subsidiaries and affiliates. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

3.       PAYMENTS

         3.1. In consideration for Ansary's non-competition agreement set forth herein, IRI agrees to pay to Ansary $3 million, payable $1 million on the Closing Date and $1 million on each of the first and second anniversaries thereof, each such payment to be made by wire transfer to Ansary's account #0057-7140-9770 at Bank of America, 700 Louisiana, Houston, Texas 77252-2518, ABA #113-0000-23. All payments made pursuant to this Agreement shall be made without deduction for any and all taxes or withholdings as legally allowed.

4.       MISCELLANEOUS ASSETS

         4.1 At any time prior to the Closing Date Ansary shall have the right, but not the obligation, to assume the IRI's obligations under that certain agreement (the "Lease") for the lease of the IRI's executive offices located at 1000 Louisiana, Suite 5900, Houston, Texas 77002, and/or purchase the assets listed on Exhibit A hereto in return for payment by Ansary to IRI of the book value of such assets, as indicated on Exhibit A. In addition, at any time prior to the Closing Date, Ansary shall have the right, but not the obligation, to assume all of the Company's rights and obligations under the retail automobile lease contracts relating to three (3) automobiles
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being made available for his personal use. IRI agrees to execute all bills of sale and other necessary or appropriate documentation necessary in order to effect the transactions contemplated by this Section 4.1.

5.       MISCELLANEOUS:

         5.1. For purposes of this Agreement the terms "affiliates" or "affiliated" means an entity who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with IRI.

         5.2. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to IRI to:

         IRI International Corporation
         Address:  1000 Louisiana, Suite 5900, Houston, Texas 77002
         Attn:  Hushang Ansary

with a copy to:

         Jones, Day, Reavis & Pogue
         599 Lexington, 32nd Floor
         New York, New York 10022
         Attn:  William F. Henze II

If to Ansary, to:

         IRI International Corporation
         1000 Louisiana, Suite 5900
         Houston, Texas 77002
         Attn.:  Hushang Ansary

with a copy to:

         Jones, Day, Reavis & Pogue
         599 Lexington, 32nd Floor
         New York, New York 10022
         Attn.:  William F. Henze II

Either IRI or Ansary may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.
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         5.3.     This Agreement shall be governed in all respects by the laws of the State of Texas, excluding any conflict-of-law rule or principle that might refer the construction of the Agreement to the laws of another state or country.

         5.4. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         5.5. This Agreement shall be binding upon and inure to the benefit of IRI, its subsidiaries and affiliates, and any other person, association, or entity which may hereafter acquire or succeed to all or a portion of the business or assets of IRI by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Ansary's rights and obligations under this Agreement are personal and such rights, benefits, and obligations of Ansary shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, by Ansary without the prior written consent of IRI.

         IN WITNESS WHEREOF, IRI and Ansary have duly executed this Agreement in multiple originals to be effective on the date first stated above.



                                                  IRI International Corporation

                                                  By:     HUSHANG ANSARY
                                                     ---------------------------

                                                  Title:
                                                        ------------------------

                                                  /s/ HUSHANG ANSARY
                                                  ------------------------------
                                                  Hushang Ansary


The obligations of IRI under this Agreement
Are hereby unconditionally and irrevocably guaranteed.

National Oilwell, Inc.

By: /s/ STEVEN W. KRABLIN
   --------------------------------------------

Title: Vice President & Chief Financial Officer
      -----------------------------------------